EXHIBIT 10.51

RECEIPT AND TERMINATION

OF

CONSULTING AGREEMENT

Reference is hereby made to that certain Consulting Agreement (the “Consulting Agreement”), dated as of September 17, 2008, by and between Gordmans, Inc. (the “Company”) and Sun Capital Partners Management V, LLC (“Management”). Gordmans Stores, Inc., which indirectly holds 100% of the issued and outstanding capital stock of the Company, filed a Form S-1 Registration Statement with the Securities and Exchange Commission on April 30, 2010 with the intent of making an initial public offering of shares as soon as practicable after the Registration Statement becomes effective (the “IPO”). Management hereby acknowledges that contingent upon the completion of the IPO and receipt by Management of a $7,500,000 termination fee as well as all amounts owed by the Company to Management under the Consulting Agreement as of the completion of the IPO under or in connection with the Consulting Agreement, that no further amounts will be due and owing from the Company or any subsidiary or affiliate of the Company to Management. Management and the Company hereby agree that, effective as of the completion of the IPO and receipt by Management of the aforementioned funds, the Consulting Agreement is hereby terminated and the undersigned shall have no further rights or obligations thereunder.

IN WITNESS WHEREOF, the undersigned have executed this Termination of Consulting Agreement as of the 16 day of July, 2010.

GORDMANS, INC.

By:	/s/ Jeff Gordman
Name:	Jeff Gordman
Title:	President & CEO

SUN CAPITAL PARTNERS MANAGEMENT V, LLC

By:	/s/ Michael McConvery
Name:	Michael McConvery
Title:	Vice President and Asst. Secretary